Exhibit 10.5
________, 2008

New Asia Partners China I Corporation
1401-02 China Insurance Building
166 Lu Jia Zui Dong Lu
Pudong, Shanghai, 200120, China

Ladenburg Thalmann & Co. Inc.
4400 Biscayne Blvd., 14th Floor
Miami, Florida 33137

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020
Re:	Initial Public Offering

Gentlemen:

Edward Sappin (“Sappin”), the undersigned director of New Asia Partners China I Corporation (“Company”), in consideration of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and Morgan Joseph & Co. Inc. (“Morgan Joseph”) agreeing to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 15 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, Sappin will vote all Insider Shares beneficially owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO and no letter of intent, agreement in principle or definitive agreement has been executed within such 24 month period, or within 36 months from the Effective Date if so extended upon approval by the stockholders, Sappin shall take all such action reasonably within its power as is necessary to dissolve and liquidate the Company and cause the Trust Account to be liquidated to the holders of IPO Shares as soon as reasonably practicable. Sappin hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to the Insider Shares beneficially owned by him (“Claim”) and hereby waives any Claim Sappin may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. In the event of the liquidation of the Trust Fund, New Asia Partners Limited (“Related Party”), of which Sappin is a director, hereby agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) (“Indemnity Claim”) which the Company may become subject as a result of any claim by any vendor, service provider or financing provider for services rendered or products sold or contracted for, or by any target business, to the extent any such Indemnity Claim reduces the amount in the Trust Fund available for distribution to the Company’s stockholders, except (i) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (ii) as to any claims under the Company’s indemnification obligations to the underwriters of the Company’s IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

New Asia Partners China I Corporation
Ladenberg Thalmann & Co. Inc.
Morgan Joseph & Co. Inc.
________, 2008

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, Sappin agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as Sappin ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations Sappin might have. Notwithstanding the foregoing, the Related Party agrees, until the earlier of the Company’s execution of a letter of intent or definitive agreement relating to a potential Business Combination or liquidation, to present to the Company for consideration, prior to undertaking on its own behalf or presenting to any other person or entity, any business opportunity that has an enterprise value of $40 million or more and has its principal operations in the People’s Republic of China (a “Conflicting Opportunity”). Sappin agrees that he (or in the case of the Related Party, either he or another individual who identified the particular opportunity) shall present any Conflicting Opportunity to the Company’s board of directors (which may be accomplished at a meeting or by written or electronic notification) and the Company shall have a period of thirty (30) days to determine if it intends to proceed with such Conflicting Opportunity before such Conflicting Opportunity may be presented to the Related Party.

4. Sappin acknowledges and agrees that (i) the Company will not consummate any Business Combination with an entity which is affiliated with any of the Insiders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with any of the Insiders or their affiliates, and (ii) the Company will not enter into any Business Combination where the Company acquires less than 100% of a target business and any of the Insiders or their affiliates acquire the remaining portion of such target business, in either such case, unless the Company obtains an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

5. Neither Sappin, any member of the family of Sappin, nor any affiliate (“Affiliate”) of Sappin will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the Effective Date, the Related Party shall be allowed to charge the Company $7,500 per month, to compensate it for certain general and administrative services including office space, utilities and secretarial support, as may be required by the Company from time to time. The Related Party and Sappin shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

New Asia Partners China I Corporation
Ladenberg Thalmann & Co. Inc.
Morgan Joseph & Co. Inc.
________, 2008

6. Neither Sappin, any member of the family of Sappin, nor any Affiliate of Sappin will be entitled to receive or accept a finder’s fee or any other compensation in the event Sappin, any member of the family of Sappin or any Affiliate of Sappin originates a Business Combination.

7. Sappin will escrow all of the Insider Shares beneficially owned by him acquired prior to the IPO until one year after the consummation by the Company of a Business Combination subject to the terms of a Stock Escrow Agreement which the Company will enter into with Sappin and an escrow agent acceptable to the Company.

8. Sappin agrees to be a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. Sappin’s biographical information furnished to the Company, Ladenburg and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to Sappin’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. Sappin’s Questionnaire furnished to the Company, Ladenburg and Morgan Joseph and annexed as Exhibit B hereto is true and accurate in all respects. Sappin represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

New Asia Partners China I Corporation
Ladenberg Thalmann & Co. Inc.
Morgan Joseph & Co. Inc.
________, 2008

9. Sappin has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a member of the Board of Directors of the Company.

10. Sappin hereby waives his right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by Sappin, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

11. Sappin hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. This paragraph may not be modified or amended under any circumstances.

12. In the event that the Company liquidates before the completion of a Business Combination and distributes the proceeds held in the Trust Fund to its public stockholders, the Related Party, of which Sappin is a director, agrees that it will be liable to the Company if and to the extent claims by third parties reduce the amounts in the Trust Fund available for payment to the Company’s stockholders in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to the Company or by a prospective business target; provided, however, there will be no liability (i) as to any claimed amounts owed to a third party who executed a legally enforceable waiver, or (ii) as to any claims under the Company’s indemnity of the underwriters of the offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

13. Sappin authorizes any employer, financial institution, or consumer credit reporting agency to release to Ladenburg and Morgan Joseph and their legal representatives or agents (including any investigative search firm retained by Ladenburg or Morgan Joseph) any information they may have about Sappin’s background and finances (“Information”). Neither Ladenburg, Morgan Joseph nor their agents shall be violating Sappin’s right of privacy in any manner in requesting and obtaining the Information and Sappin hereby releases them from liability for any damage whatsoever in that connection.

14. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Sappin hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum, and (iii) irrevocably agrees to appoint Blank Rome LLP, Company counsel, as agent for the service of process in the State of New York to receive, for Sappin and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, Sappin will promptly notify the Company, Ladenburg and Morgan Joseph and appoint a substitute agent acceptable to each of the Company, Ladenburg and Morgan Joseph within 30 days and nothing in this letter will affect the right of any party to serve process in any other manner permitted by law.

New Asia Partners China I Corporation
Ladenberg Thalmann & Co. Inc.
Morgan Joseph & Co. Inc.
________, 2008

15. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; and (v) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

Edward Sappin

Signature

New Asia Partners Limited

By:

Exhibit A

Edward J. Sappin has served as a member of our board of directors since our inception. Since May 2007, Mr. Sappin has served as a director of NAP. From December 2006 through April 2007, Mr. Sappin took time off to attend to family matters. From November 2005 to November 2006, Mr. Sappin served as senior strategic planner for Intel Corp. From September 2004 to September 2005, Mr. Sappin served as the National Security Education Program (NSEP) Boren graduate research fellow for the United States government conducting research on business strategy in China. From September 2002 through August 2004, Mr. Sappin was pursuing graduate studies. From March 2001 to August 2002, Mr. Sappin served as a senior executive in the private equity department of Durlacher, a merchant bank located in the United Kingdom. From January 1999 to March 2001, Mr. Sappin served as advisor to Bentley Associates, a New York-based investment bank. From January 1997 to December 1998, Mr. Sappin was an associate in the New York office of Credit Agricole, a French merchant bank. Mr. Sappin received his B.S. in economics from the Wharton School at the University of Pennsylvania and an M.A. in international relations from the Nitze School of Advanced International Studies of The Johns Hopkins University.

Exhibit B

[D&O questionnaire]